UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2017

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S Pinnacle Hills Parkway, Suite 220, Rogers AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2017, Ecoark Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”) for the sale by the Company of 2,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.00 per share in a registered direct offering. The investors in this offering also purchased warrants to purchase 1,000,000 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants will be $8.0 million, excluding potential proceeds from the exercise of the Warrants. Subject to certain ownership limitations, the Warrants will be exercisable commencing on the issuance date at an exercise price equal to $5.00 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the date of issuance. The closing of the sales of these securities under the Purchase Agreement is expected to occur on March 17, 2017, subject to customary closing conditions.

Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the “Placement Agent”), is acting as the exclusive placement agent in connection with the offering. The Company has agreed to pay Placement Agent an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transactions plus a management fee equal to 1% of the gross proceeds from this offering. Pursuant to the Engagement Letter, the Company also agreed to reimburse the Placement Agent for certain expenses in the amount of up to $100,000 and grant to the Placement Agent or its designees five-year warrants to purchase up to 7% of the aggregate number of shares sold in the transactions at an exercise price equal to $5.00 per share (the “Placement Agent Warrants”). The Engagement Letter has a twelve-month tail period and an eight-month right of first offer period, indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses (not including the Placement Agent Warrants), the Company’s estimated offering expenses, and excluding the potential proceeds, if any, from the exercise of the Warrants, are expected to be approximately $7.3 million. The Company intends to use the net proceeds from the offering for growth working capital and increasing its stockholders’ equity as it prepares to complete its application for uplisting on the NASDAQ Capital Market following both the changing of its fiscal year end to March 31, 2017 and the filing of its March 31, 2017 audited financial statements.

The Common Shares and the Warrants sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed on August 7, 2017 with the Securities and Exchange Commission (the “SEC”) and declared effective on August 24, 2016 (File No. 333-213186) (the “Registration Statement”). The Company will file a prospectus supplement with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement and the Warrant, are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Carmel, Milazzo & DiChiara LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 with respect to the Placement Agent Warrants.

Item 8.01.	Other Events.

On March 14, 2017, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	4.1	Form of Warrant Agreement of Ecoark Holdings, Inc.

	5.1	Opinion of Carmel, Milazzo & DiChiara LLP

	10.1	Form of Securities Purchase Agreement, dated March 14, 2017, by and between Ecoark Holdings, Inc. and various purchasers named therein

	23.1	Consent of Carmel, Milazzo & DiChiara LLP (included in the opinion of Carmel, Milazzo & DiChiara LLP as Exhibit 5.1)

	99.1	Press Release, dated March 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2017	ECOARK HOLDINGS, INC.

	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

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